UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                               VICOM, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                                      VICOM

                                  INCORPORATED

                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428

--------------------------------------------------------------------------------

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 16, 2002

--------------------------------------------------------------------------------

         The Annual Meeting of the Shareholders of VICOM, INCORPORATED will be held at the Sheraton Minneapolis West, 12201 Ridgedale Drive, Minnetonka, Minnesota, Tuesday, July 16, 2002, at 3:00 p.m. Minneapolis time, for the following purpose, as more fully described in the accompanying Proxy Statement.

         1. To elect six directors for a term of one year.

         2. To vote upon the ratification of Virchow, Krause and Company, LLP as independent auditors of the Company for Fiscal Year 2001.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only Shareholders of record at the close of business June 5, 2002 will be entitled to receive notice of and vote at the meeting. The Company's Board of Directors recommends a vote in favor of all the proposals, which will be submitted at the meeting.

         Shareholders are urged to fill in and sign the enclosed proxy and mail it promptly in the accompanying envelope to which no postage need be affixed if mailed in the United States. Shareholders who are present at the meeting may revoke their proxies and vote in person.

         If you cannot attend this meeting, please mark, sign, date and mail the enclosed proxy.

                                        By Order of the Board of Directors

                                        Steven Bell
                                        Secretary

                               VICOM, INCORPORATED
                            9449 SCIENCE CENTER DRIVE
                            NEW HOPE, MINNESOTA 55428

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JULY 16, 2002
                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

         The mailing address of the principal corporate office of the Company is 9449 Science Center Drive, New Hope, MN 55428. This Proxy Statement and the form of proxy, which is enclosed, are being mailed to the Company's shareholders commencing on or about June 17, 2002.

         Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of the Company. All shares of Common Stock represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction of the proxies. If no direction is indicated, the shares will be voted in accordance with the direction of the proxies. If any others matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgement.

         When stock is in the name of more than one person, each such person should sign the proxy. If the shareholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full-title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

         A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted. A shareholder who wishes to revoke a proxy can do so by executing a late dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting, or by appearing in person at the Annual Meeting, filing a written notice or revocation and voting in person the shares to which the proxy relates.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred by them in connection therewith will be borne by the Company. All expenses incurred in connection with this solicitation will be borne by the Company.

         The Company is including with this Proxy Statement its Annual Report to shareholders for the year ended December 31, 2001, which includes a copy of the Company's Form 10-K registration as filed with the Securities and Exchange Commission. Shareholders may receive, without charge, additional copies of the Form 10-K registration, by writing to Vicom, Inc. at its principal corporate office.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only shareholders of record at the close of business on June 5, 2002 (the "Record Date") will be entitled to vote at this meeting. On the Record Date, there were 11,908,294 shares of Common Stock issued and outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the Record Date. The affirmative vote of holders of a majority of shares of Common Stock outstanding on the Record Date is required for approval of the proposals to be voted upon at the Annual Meeting.

         The following table sets forth certain information as of June 5, 2002 with respect to each person known by the Company to be the beneficial owner of more than 5 percent of its Common Stock, each director of the Company, and all officers and directors of the Company as a group. Except as indicated, each of the persons listed in the following table has sole voting and investment power with respect to the shares set forth opposite his name.

NAME AND ADDRESS OF BENEFICIAL OWNERS                          NUMBER OF SHARES(1)   PERCENT OF COMMON
-------------------------------------                          BENEFICIALLY OWNED    SHARES OUTSTANDING
                                                               ------------------    ------------------
CorStar Holdings, Inc.                                         2,690,800(2)          19.5%
7450 Flying Cloud Drive
Eden Prairie, MN 55344

Steven Bell                                                    1,074,303(3)           8.3%
9449 Science Center Drive
New Hope, MN 55428

David Ekman                                                    3,300,500(4)          21.7%
1402 42nd Street SW
Fargo, ND 58103

Marvin Frieman                                                   969,714(5)           7.5%
9449 Science Center Drive
New Hope, MN 55428

James L. Mandel                                                  441,683(6)           3.6%
9449 Science Center Drive
New Hope, MN 55428

Donald Miller                                                    732,000(7)           5.7%
1924 Cocoplum Way
Naples, FL  34105

Jonathan Dodge                                                    30,500(8)          Less than 1%
715 Florida Avenue South - Suite 402
Golden Valley, Minnesota  55426

All Directors and executive officers as a group (six persons)  6,486,967             35.3%

------------------------------
(1) The percentages are calculated on the basis of 11,908,294 shares of Vicom Common Stock outstanding. Shares of Common Stock not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of June 5, 2002 or within 60 days of such date are treated as outstanding when determining the number of shares owned by each person and the group and the percent of the class owned by each individual and the group. Unless otherwise indicated, each person named or included in the group has sole vesting and investment power with respect to the shares of Common Stock set forth opposite his or her name. Unless otherwise indicated, the information in the table does not include any effects for stock options and warrants outstanding, yet to be issued or yet to be exercised.
(2) Includes 193,800 shares of Common Stock owned by Americable, Inc., an affiliated company. Includes vested warrants to acquire 1,400,000 shares of Common Stock.
(3) Includes vested options to acquire 33,000 shares of Common Stock. Includes vested warrants to acquire 521,490 shares of Common Stock. Mr. Bell's beneficial ownership does not include 31,250 shares of Common Stock owned by Mr. Bell's spouse as to which Mr. Bell disclaims his beneficial ownership.
(4) Includes vested warrants to acquire 1,600,000 shares of Common Stock and vested options to acquire 100,500 shares of Common Stock.
(5) Includes vested options to acquire 88,000 shares and vested warrants to acquire 441,107 shares of Common Stock.
(6) Includes vested warrants to acquire 140,400 shares of Common Stock and vested options to acquire 150,500 shares of Common Stock.
(7) Includes vested warrants to acquire 410,000 shares of Common Stock and vested options to acquire 37,000 shares of Common Stock.
(8) Includes vested options to acquire 30,000 shares of Common Stock.

1. ELECTION OF DIRECTORS

         Six persons have been nominated for election at the 2002 Annual Meeting as directors for a one-year term expiring at the 2003 Annual Meeting. The directors will hold office for the term for which elected and will serve until their successors have been duly elected and qualified.

         It is intended that votes will be case pursuant to the enclosed proxy for the election of the nominees in the table below, except for those proxies which withhold such authority. In the event that the proxy will be voted for the election of such other person or persons as the management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

INFORMATION ABOUT NOMINEES

The following information has been furnished to the Company by the respective nominees for director.

NAME                      AGE    POSITION                                               DIRECTOR
----                      ---    --------                                               --------
                                                                                        SINCE
                                                                                        -----
Steven Bell...........    43     President & CFO, Vicom Incorporated                    1994
Jonathan Dodge........    51     Partner, Dodge & Fox C.P.A. Firm                       1997
David Ekman...........    41     President, Corporate Technologies USA, Inc.            1999
Marvin Frieman........    70     Chairman emeritus of the Board, Vicom, Incorporated    1983
James L. Mandel.......    45     Chief Executive Officer, Vicom, Incorporated           1998
Donald Miller.........    62     Chairman, Vicom, Incorporated                          2001

The Board of Directors recommends a vote for the election each of the nominees named above.

STEVEN BELL was general counsel and Vice President of the Company from June 1985 through October 1994, at which time he became Chief Financial Officer. He was also named President in July 1997. He is a graduate of the William Mitchell College of Law.

JONATHAN DODGE has been the Senior Partner of the C.P.A. firm of Dodge & Fox since its inception in March 1997. Prior to that, he was a partner in the CPA firm of Misukanis and Dodge from 1992 to March 1997. Mr. Dodge is a member of both the AICPA and the Minnesota Society of CPA's.

DAVID EKMAN is President of Corporate Technologies, USA, Inc. He has worked continuously in the computer business since 1981, initially as a franchisee of Computerland, a personal computer dealer and subsequently from 1996 to December 1999 as President of Ekman, Inc., a value-added computer reseller and the predecessor company to Corporate Technologies, USA, Inc

MARVIN FRIEMAN was Vice President and Sales Manager of the Company since its inception in 1975 until October 1994. He was named Chief Executive Officer of the Company in November 1994 and served in that position until he became Chairman in October 1998. He has been a director since September 1983.

JAMES MANDEL has been the Chief Executive Officer and the Director of the Company since October 1, 1998. He was co-founder of Call 4 Wireless, LLC, a telecommunications company specializing in wireless communications, and served as its Chairman and a member of the Board of Directors from December 1996 until October 1998 and as its interim Chief Executive Officer from December 1996 until December 1997. From October 1991 to October 1996, he was Vice President of Systems for Grand Casinos, Inc., where his duties included managing the design, development, installation and on-going maintenance for the 2,000 room, $507 million Stratosphere Hotel, Casino and Tower in Las Vegas. Mr. Mandel also managed the systems development of Grand Casino Mille Lacs, in Onamia, Minnesota, Grand Casino Hinckley in Hinckley, Minnesota and six other casinos nationwide. He also serves on the board of CorVu Corporation and is a trustee of the Boys and Girls Club of Minneapolis.

DONALD MILLER worked for Schwan's enterprises between 1962 and 2001, primarily as Chief Financial Officer. He is currently employed by Schwan's as Special Assistant to the CEO. He was appointed to Vicom's Board of Directors in September 2001 and was elected Chairman of the Board in April 2002.

The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which any person has been selected as a director or nominee. There is no family relationship between any of the nominees, directors or executive officers of the company.

BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors met four times on a regular basis in 2001. As permitted by Minnesota Law, the Board of Directors also acted from time to time during 2001 by unanimous written consent in lieu of conducting formal meetings. Last year, there were three such actions and accompanying Board Resolutions passed. The Board has designated an audit committee consisting in 2001 of Jon Dodge, Donald Miller and Mark Mekler. The Board also designated a compensation committee consisting in 2001 of Pierce McNally and Paul Knapp.

Our audit committee,

* recommends to our board of directors the independent auditors to conduct the annual audit of our books and records;
*  review the proposed scope and results of the audit;
*  approves the audit fees to be paid;
* review accounting and financial controls with the independent public accountants and our financial and accounting staff; and
* review and approves transactions between us and our directors, officers and affiliates.

Our compensation committee,

* reviews and recommends the compensation arrangements for management, including the compensation for our chief executive officer; and
* establishes and reviews general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals.

REPORT OF THE AUDIT COMMITTEE

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the year ended December 31, 2001, the Committee met four times, and Donald Miller, as the Audit Committee chair and representative of the Audit Committee, discussed the interim financial information contained in quarterly earnings announcement with the Company's Chief Financial Officer and the Company's independent auditors prior to public release.

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may affect their objectivity and independence and satisfied itself as to the auditors' independence. The

Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with both the independent auditors their audit plans, audit scope, and identification of audit risks.

         The Audit Committee discussed and reviewed with the Company's independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, both with and without management present, discussed and reviewed the results of the independent auditors' examination of the Company's financial statements. The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2001 with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements and the Company's independent auditors have the responsibility for the examination of those statements.

         Based on the review referred to above and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board of Directors concurred in such recommendation.

EXECUTIVE COMPENSATION

         The following table sets forth certain information relating to the remuneration paid by the Company to its executive officers whose aggregate cash and cash-equivalent remuneration approximated or exceeded $100,000 during the Company's last three fiscal years ending December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                                      -------------------                     ----------------------
NAME AND PRINCIPAL        YEAR   SALARY($)    BONUS     OTHER           RESTRICTED    SECURITIES     LTIP       ALL OTHER
POSITION                  ----   ---------    ($)       ANNUAL          STOCK         UNDERLYING     PAYOUTS    COMPENSATION
--------                                      ---       COMPENSATION    AWARD         OPTIONS/       ($)        ($)
                                                        ($)             (S)           SARS(#)        ---        ---
                                                        ---             ($)           -------
                                                                        ---
(a)                       (b)    (c)          (d)       (e)             (f)           (g)            (h)        (i)
                                                                        AWARDS                       PAYOUTS
                                                                        ------                       -------
James L. Mandel           2001   $131,346     -0-       -0-             -0-          500             -0-        -0-
Chief Executive Officer   2000   $132,000     -0-       -0-             -0-          -0-             -0-        -0-
                          1999   $133,117     -0-       -0-             -0-          225,000         -0-        -0-

Steven Bell               2001   $108,365     -0-       -0-             -0-          10,500          -0-        -0-
President                 2000   $99,000      -0-       -0-             -0-          -0-             -0-        -0-
                          1999   $108,392     -0-       -0-             -0-          -0-             -0-        -0-

Marvin Frieman            2001   $64,714      -0-       -0-             -0-          500             -0-        -0-
Director                  2000   $82,665      -0-       -0-             -0-          -0-             -0-        -0-
                          1999   $98,582      -0-       -0-             -0-          -0-             -0-        -0-
                                              -
Dave Ekman                2001   $100,614     -0-       -0-             -0-          500             -0-        -0-
President*                2000   $108,269     -0-       -0-             -0-          -0-             -0-        -0-
                          1999   $48,775      -0-       -0-             -0-          150,000         -0-        -0-

* Mr. Ekman became President of Corporate Technologies USA, Inc. in November
  1999.

DIRECTORS FEES

         There were no cash fees paid to Directors in 2001. Outside Directors receive a stock option of 30,000 shares at market price upon joining the Vicom Board.

PERFORMANCE GRAPH

         The following performance graph compares cumulative total shareholder returns on the Company's common stock over the last five fiscal years, ended December 31, 2001, with The Nasdaq Stock Market (U.S. Companies) Index and other leading industry indices, assuming initial investment of $100 at the beginning of the period and the reinvestment of all dividends.

               COMPARISON OF FIVE YEAR - CUMULATIVE TOTAL RETURNS
                              PERFORMANCE GRAPH FOR
                                   VICOM, INC.
                    PREPARED BY THE RESEARCH DATAGROUP, INC.


                              [PLOT POINTS CHART]

                         VICOM, INC.
-------------------------------------- ----------- ---------- ----------- ---------- ----------
                                       12/97       12/98      12/99       12/00      12/01
-------------------------------------- ----------- ---------- ----------- ---------- ----------

-------------------------------------- ----------- ---------- ----------- ---------- ----------
VICOM, INC.                            72.73       218.18     581.82      654.55     250.18
-------------------------------------- ----------- ---------- ----------- ---------- ----------
NASDAQ STOCK MARKET (U.S.)             122.48      172.68     320.89      193.01     153.15
-------------------------------------- ----------- ---------- ----------- ---------- ----------
RUSSELL 2000                           122.36      119.25     144.60      140.23     143.71
-------------------------------------- ----------- ---------- ----------- ---------- ----------
NASDAQ TELECOMMUNICATIONS              145.97      241.58     431.01      183.57     122.90
-------------------------------------- ----------- ---------- ----------- ---------- ----------
CHASE H & Q COMMUNICATIONS             94.67       139.77     437.43      278.16     129.55
-------------------------------------- ----------- ---------- ----------- ---------- ----------
S & P COMMUNICATION SERVICES           141.22      215.13     256.28      156.82     137.60
-------------------------------------- ----------- ---------- ----------- ---------- ----------


STOCK OPTION GRANTS DURING 2001

         THE FOLLOWING TABLE PROVIDES INFORMATION REGARDING STOCK OPTIONS GRANTED DURING FISCAL 2001 TO THE NAMED EXECUTIVE OFFICERS IN THE SUMMARY COMPENSATION TABLE.

NAME                        NUMBER OF SHARES    PERCENT OF TOTAL             EXERCISE OR    EXPIRATION DATE
----                        UNDERLYING          OPTIONS GRANTED TO           BASE PRICE     ---------------
                            OPTIONS GRANTED     EMPLOYEES IN FISCAL YEAR     PER SHARE
                            ---------------     ------------------------     ---------
James L. Mandel..........   -0-                 -0-                          -              -
Steven M. Bell...........   10,500              1.0%                         $4.40          1/31/11
Marvin Frieman...........   -0-                 -0-                          -              -
Dave Ekman...............   -0-                 -0-                          -              -

(1) Each option represents the right to purchase one share of common stock. The options shown in this table are all non-qualified stock options. The options to purchase shares of Common Stock of Vicom granted to Mr. Bell become exercisable with respect to 33.3% of such shares each over a period of three years from the date of grant and have a term of ten years. To the extent not already exercisable, the options generally become exercisable in the event of a merger in which Vicom is not the surviving corporation, a transfer of all stocks of Vicom, a sale of substantially all the assets, or a dissolution or liquidation, of Vicom.

AGGREGATED OPTION EXERCISES IN 2001 AND YEAR END OPTION VALUES

         The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during fiscal 2001 and the number and value of options at December 31, 2001.

NAME                          SHARES ACQUIRED     VALUE (1)   EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXCERSIABLE
----                          ON EXERCISE         REALIZED    -------------------------      -------------------------
                              -----------         --------
                                                              NUMBER OF                      VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                              DECEMBER 31, 2001              DECEMBER 31, 2001
                                                              -----------------              -----------------
James L. Mandel............   -0-                 -0-         150,500         -0-            $168,110        $0
Steven M. Bell.............   -0-                 -0-         29,667          10,500         $25,792         $110
Marvin Frieman.............   -0-                 -0-         88,000          -0-            $77,485         $0
David Ekman................   -0-                 -0-         50,000          100,000        $110            $0

(1) Value is calculated on the basis of the difference between the option exercise price and $1.72, the fair market value of the Company's Common Stock at December 31, 2001 as quoted on the NASDAQ, multiplied by the number of shares underlying the option.

OTHER COMPENSATION AND LONG-TERM INCENTIVE PLANS

         The Company has no long-term incentive plans and issued no long-term incentive awards during 2001.

         The Company has an employment agreement with Mr. Steven Bell, President, for the term beginning January 2002 and expiring December 2004. Mr. Bell's compensation is not directly tied to the Company's performance. The agreement states that annual base salary for Mr. Bell will be $125,000 per year. Other key provisions of the contract include an agreement by Mr. Bell to keep confidential information secret both during and after employment by the Company and covenants not to compete with the Company for one year from the date of termination of employment. The contract also provides Mr. Bell with 75,000 stock options at market price, vested over a three year period.

         The Company maintains key man life insurance policies in the amount of $1,000,000 each on the lives of Steven Bell and Marvin Frieman. The Company is the beneficiary of these policies and has adopted a plan to pay fifty percent of all life insurance proceeds to the spouse or surviving children of each such officer.

         The Company also has a three year employment agreement, from January 2002 to December 2004, with James L. Mandel, Chief Executive Officer, the terms of which involve an annual base salary of $200,000 and a stock option of 300,000 shares at $1.50 per share, vested over a three year period. Mr. Mandel's job responsibilities involve developing company business plans, developing expansion and growth opportunities and directing other executive officers.

         The Company has a three-year employment agreement, from December 1999 to November 2002, with David Ekman as President of CTU. The terms of the agreement pay Mr. Ekman an annual salary $110,000 per year. Mr. Ekman also has a warrant to purchase 100,000 shares of Vicom Common Stock at a price of $2.00 per share and a stock option for 150,000 shares, vested over a three-year period at a price of $2.00 per share. Mr. Ekman's job responsibilities involve direct supervision of CTUs daily operations.


PREFERRED STOCK

         In December 1998, Vicom issued 2,550 shares of Class A Preferred for $23,638 (class a 2001) and 37,550 shares of Class B Preferred for $359,893. The Class B Preferred was offered to certain note holders at a conversion rate of $10.00 per share of Class B Preferred. Each share of Class A Preferred and Class B Preferred is non-voting (except as otherwise required by law) and convertible into five shares of common stock, subject to adjustment in certain circumstances. Each holder of a share of Class A Preferred or Class B Preferred has a five-year warrant to purchase one share of common stock at $3.00 per share, subject to adjustment.

         In June 2000, Vicom issued 80,500 shares of Class C Preferred for $805,000. The Class C Preferred was offered to certain note holders at a conversion rate of $10.00 a share. In September 2000, Vicom issued an additional 72,810 shares of Class C Preferred for $728,100. Each share of Class C Preferred is non-voting (except as otherwise required by law) and convertible into two shares of Vicom common stock, subject to adjustment in certain circumstances.

         In November 2000, Vicom issued 72,500 shares of Class D Preferred for $490,332. The Class D Preferred was sold to eight accredited investors at $10.00 per share. Each share of Class D Preferred is non-voting (except as otherwise required by law) and convertible into two and one-half shares of Vicom Common Stock, subject to adjustment in certain circumstances.

         In 2001, at various times, Vicom issued 67,655 shares of Class A Preferred for $676,556.

         The holders of the Class A Preferred, Class B Preferred, Class C Preferred and Class D Preferred (collectively, "Preferred Stock") are entitled to receive, as and when declared by the Board, out of the assets of the Company legally available for payment thereof, cumulative cash dividends calculated based on the $10.00 per share stated value of the Preferred Stock. The per annum dividend rate is eight percent (8%) for the Class A Preferred and ten percent (10%) for the Class B Preferred and Class C Preferred and fourteen percent (14%) for the Class D Preferred. Dividends on the Class A Preferred, Class C Preferred and Class D Preferred are payable quarterly on March 31, June 30, September 30, and December 31 of each year. Dividends on the Class B Preferred are payable monthly on the first day of each calendar month. Dividends on the Preferred Stock accrue cumulatively on a daily basis until the Preferred Stock is redeemed or converted.

         In the event of any liquidation, dissolution or winding up of Vicom, the holders of the Class A Preferred and Class B Preferred will be entitled to receive a liquidation preference of $10.50 per share, and the holders of the Class C Preferred and Class D Preferred will be entitled to receive a liquidation preference of $10.00 per share, each subject to adjustment. Any liquidation preference shall be payable out of any net assets of Vicom remaining after payment or provision for payment of the debts and other liabilities of Vicom.

         Vicom may redeem the Preferred Stock, in whole or in part, at a redemption price of $10.50 per share for the Class A Preferred and the Class B Preferred and $10.00 per share for the Class C Preferred and Class D Preferred (subject to adjustment, plus any earned and unpaid dividends) on not less than thirty days' notice to the holders of the Preferred Stock, provided that the closing bid price of the common stock exceeds $4.00 per share (subject to adjustment) for any ten consecutive trading days prior to such notice. Upon Vicom's call for redemption, the holders of the Preferred Stock called for redemption will have the option to convert each share of Preferred Stock into shares of common stock until the close of business on the date fixed for redemption, unless extended by Vicom in its sole discretion. Preferred Stock not so converted will be redeemed. No holder of Preferred Stock can require Vicom to redeem his or her shares.

RELATED PARTY TRANSACTIONS

         The following is a summary of all significant related party transactions for the three years ended December 31, 2001.

         Vicom and its subsidiaries lease principal offices located at 1700 42nd Street SW, Fargo, ND 58013 and 9449 Science Center Drive, New Hope, Minnesota 55428. Vicom also leases a satellite office in Fargo consisting of approximately 3,800 square feet of space under a lease with a term that expires in July 2002. The main Fargo office lease expires in 2001 and covers approximately 20,000 square feet. The Fargo base rent is $18,550 per month. The New Hope office lease expires in 2006 and covers approximately 47,000 square feet. The New Hope base rent ranges from $16,000 to $17,653 per month. Both the New Hope and main Fargo leases have provisions that call for the tenants to pay net operating expenses,


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


including property taxes, related to the facilities. Both offices have office, warehouse and training facilities. The main Fargo property is owned personally by David Ekman. The New Hope property is owned jointly by Steven Bell and Marvin Frieman.

         In December 1999, James Mandel and Pierce McNally, directors of Vicom, and Enstar, Inc., a Vicom shareholder, guaranteed a note payable by Vicom to David Ekman in the amount of $1,250,000 pursuant to the purchase of Ekman, Inc. They were given warrants to purchase Vicom's stock at $2.00 per share in exchange for the guarantee.

         The number of warrants issued were Enstar, Inc. 50,000 shares, Messrs. Mandel and McNally, 25,000 shares each.

         Interest expense paid by Vicom to related parties was approximately $2,749 in 2001, $157,000 in 2000 and $142,000 in 1999. Related parties include the Company's Chairman, Chief Executive Officer, President, and the President's mother.

         In April 2000, Vicom advanced loans to the following Directors in the amounts stated by their names: David Ekman, $200,000; James Mandel, $132,000; Paul Knapp, $68,750; Pierce McNally, $57,500. All loans were incurred for the purpose of purchasing Vicom stock and the loans are collateralized by the Director/Borrower granting Vicom a security interest in said stock. The loans were repaid by all directors as of September 30, 2000.

2. INDEPENDENT PUBLIC ACCOUNTANTS

         It is proposed that Virchow, Krause & Company, LLP Independent Public Accountants, be ratified as auditors for the Company for the prior Fiscal Year, 2001.

FEES BILLED TO THE COMPANY BY VIRCHOW, KRAUSE & COMPANY, LLP DURING FISCAL 2001

Audit Fees:

         Audit fees billed to the Company by Virchow, Krause & Company, LLP for review of the Company's annual 2001 consolidated financial statements and those consolidated financial statements included in the Company's quarterly reports on Form 10-Q totaled $49,791.

         Audit fees billed to the Company by Lurie Besikof Lapidus & Company, LLP for review of those consolidated financial statements included in the Company's quarterly reports on Form 10-Q totaled $19,260.

Financial Information Systems Design and Implementation Fees:

         The Company did not engage Virchow, Krause & Company, LLP or Lurie Besikof Lapidus & Company, LLP to provide advice to the Company regarding financial information systems design and implementation for the year ended December 31, 2001.

All Other Fees:

         No fees billed to the Company by Virchow, Krause & Company, LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company.


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


         The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Virchow, Krause & Company, LLP's independence and has determined that such services are compatible with maintaining Virchow, Krause & Company, LLP's independence.

         Fees billed to the Company by Lurie Besikof Lapidus & Company, LLP for the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $45,770. The Company's Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining Lurie Besikof Lapidus & Company, LLP's independence and has determined that such services are compatible with maintaining Lurie Besikof Lapidus & Company, LLP's independence.

         It is expected that a representative of Virchow, Krause & Company, LLP will be present at this meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

3. OTHER MATTERS

         The management of the Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgement.


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


SHAREHOLDERS PROPOSALS

         Proposals submitted to be presented at the 2003 annual meeting of shareholders must be received by the Company by December 30, 2002 to be considered for inclusion in the Company proxy materials relating to that meeting.

                                        Vicom, Incorporated


                                        by Pierce McNally
                                        Secretary


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


                                   VICOM, INC.
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, July 16, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR the election of all nominees to the Board of Directors, and FOR the ratification of all proposals submitted herewith to Vicom shareholders.

The undersigned, a shareholder of Vicom, Inc. (the "Company") hereby appoints James Mandel and Steven Bell, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of Vicom, Inc. to be held at the Sheraton Minneapolis West, 12201 Ridgedale Drive, Minnetonka, Minnesota on Tuesday, July 16, 2002 at 3:00 p.m., and any adjournments or postponements thereof upon matters set forth below, with all the powers which the undersigned would possess if personally present.

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Vicom, Inc., c/o Steven Bell, 9449 Science Center Drive, New Hope, Minnesota 55428.

1. Election of directors: For all nominees listed below (except as marked to the contrary below)

            01  Steven Bell         02  Jonathan Dodge      03  David Ekman

            04  Marvin Frieman      05  James Mandel        06  Donald Miller


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------

2. Proposal to ratify Virchow, Krause & Company, LLP as independent auditors of the Company for Fiscal Year 2001.

                                        / /   For / / Against   / / Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS CONTAINED IN THIS PROXY.

Address Change? Mark Box  / /       The undersigned hereby revokes all previous
Indicate changes below:             proxies relating to the shares covered
                                    hereby and acknowledge receipt of the Notice and Proxy Statement relating to the Annual
                                    Meeting.


                                    Dated: _______________________, 2002

                                    Signature(s) in Box
                                    (SHAREHOLDERS MUST SIGN EXACTLY AS THE NAME
                                    APPEARS AT LEFT, WHEN SIGNED AS A CORPORATE
                                    OFFICER, EXECUTOR, ADMINISTRATOR, TRUSTEE,
                                    GUARDIAN, ETC., PLEASE GIVE FULL TITLE AS
                                    SUCH. BOTH JOINT TENNANTS MUST SIGN.)


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